Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust V

811-01979


We hereby incorporate by reference a new Sub-
Advisory Agreements for the above-referenced trust, filed as Exhibit d.5 in a 485 B POS filing on January 18, 2011, accession number 0001193125-11-
009106.